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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   ----------


         Date of Report (Date of earliest event reported): July 9, 2001



                               ALLOY ONLINE, INC.
             (Exact name of registrant as specified in its charter)



                                    000-26023
                                   (Commission
                                  File Number)


             Delaware                                    04-3310676
         (State or other                                (IRS Employer
         jurisdiction of                              Identification No.)
         incorporation)

                        151 WEST 26TH STREET, 11TH FLOOR
                               NEW YORK, NY 10001

               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (212) 244-4307

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ITEM 5.  OTHER EVENTS

On July 9, 2001, Alloy Online, Inc. ("Alloy") issued a press release announcing that it signed a definitive agreement to acquire all of the outstanding capital stock of CASS Communications, Inc. (the "Company"), an Illinois corporation with a principal place of business in Evanston, Illinois. The acquisition will be effected pursuant to an Agreement and Plan of Reorganization dated as of July 3, 2001 (the "Merger Agreement") by and among Alloy, the Company and Alan M. Weisman, the sole stockholder of the Company (the "Stockholder"). Pursuant to the Merger Agreement, promptly after the Company spins out the assets of its CASS Recruitment Media division (the "CRM division") to the Stockholder, the Company will be merged with and into Alloy (the "Merger"), with Alloy surviving the Merger as the surviving corporation. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to the Merger Agreement, Alloy agreed to pay to the Stockholder, in exchange for all outstanding shares of the Company's common stock, the aggregate of (i) 1,720,392 shares (the "Merger Shares") of Alloy's common stock, $.01 par value (the "Alloy Common Stock"); (ii) up to nine million, seven hundred thousand dollars ($9,700,000) in cash payable on the closing of the Merger (the "Closing Cash Payment"); (iii) if earned, additional shares of Alloy Common Stock if the Company meets certain earnings targets over the 12-month period following the closing of the Merger; and (iv) a contingent Note, which will not be payable, if at all, until four months after the effectiveness of the initial registration for resale of the shares of Alloy Common Stock issued in the Merger, with the principal amount of the Note to be determined based on the average closing prices of Alloy Common Stock over such four-month period. The maximum principal amount of the Note will be $10,000,000, and the Note will have no value if the closing price for Alloy Common Stock averages at least $11.28 per share in each of the four months over such four-month period. The closing of the Merger is contemplated to occur on or around August 1, 2001. In connection with the Merger, the Stockholder agreed to grant Alloy an option to purchase, and certain rights of first refusal with respect to the sale of, the CRM division. The option and the rights of first refusal are exercisable for a period of five years following the closing of the Merger.

Founded in 1968, the Company's contracted media and promotional channels include college and high school newspapers reaching over 21 million readers. Additionally, the Company reaches over 6.5 million students on college and high school campuses through its outdoor and display media assets, and provides marketers with full service event production and promotion capability. The Company is based in Evanston, and has offices in New York and Los Angeles.

The description of the transaction contained herein is qualified in its entirety by reference to the Merger Agreement (Exhibit 2.1), a copy of which is attached hereto and incorporated herein by this reference.

This report may contain forward-looking statements that reflect Alloy's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in Alloy's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 and the press release filed as Exhibit 99.1 hereto.

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Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.
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                  2.1      Agreement and Plan of Reorganization, dated as of
                           July 3, 2001, by and among Alloy Online, Inc., CASS Communications, Inc. and Alan M. Weisman.

                  99.1     Alloy Press Release dated July 9, 2001.

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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 9, 2001                      ALLOY ONLINE, INC.
                                                  (Registrant)



                                                By:   /s/ Matthew C. Diamond
                                                      --------------------------
                                                      Matthew C. Diamond
                                                      Chief Executive Officer

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                                  EXHIBIT INDEX


                  2.1 Agreement and Plan of Reorganization, dated as of July 3, 2001, by and among Alloy Online, Inc., CASS Communications, Inc. and Alan M. Weisman.

                  99.1     Alloy Press Release dated July 9, 2001.